Exhibit 10.5

AMENDMENT TO THE SHAREHOLDERS AGREEMENT

This Amendment to the Shareholders’ Agreement (“Amendment Agreement”) is executed on the 30th day of March, 2016 by and amongst:

1.	INTERNATIONAL FINANCE CORPORATION, an international organization established by the Articles of Agreement among its member countries including the Republic of India (“IFC”) of the First Part;

AND

2.	HELION VENTURE PARTNERS II, LLC, a company established under the laws of Mauritius, having its principal office at International Management (Mauritius) Ltd, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (hereinafter referred to as “Helion Partners” which expression shall mean and include the said company, its executors, assigns and successors-in-interest), of the Second Part;

AND

3.	HELION VENTURE PARTNERS INDIA II, LLC, a company established under the laws of Mauritius, having its principal office at International Management (Mauritius) Ltd, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (hereinafter referred to as “Helion India” which expression shall mean and include the said company, its executors, assigns and successors-in-interest), of the Third Part;

AND

4.	FC VI INDIA VENTURE (MAURITIUS) LTD., a company established under the laws of Mauritius, having its principal office at International Financial Services Limited, IFS Court, 28 Cybercity, Ebene, Mauritius (hereinafter referred to as “FC” which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Fourth Part;

AND

5.	DEG – DEUTSCHE INVESTITIONS –UND ENTWICKLUNGSGESELLSCHAFT MBH, a company established under the laws of Federal republic of Germany, having its office at Kammergasse 22, 50676-Cologne, Germany, (hereinafter referred to as “DEG” which expression shall mean and include the said company, its executors, assigns and successors- in-interest), of the Fifth Part;

AND

6.	SOCIÉTÉ DE PROMOTION ET DE PARTICIPATION POUR LA COOPÉRATION ÉCONOMIQUE S.A., a société anonyme having a share capital of Euros 693,079,200 registered with the RCS of Paris under the number 310 792 205, which registered office is at 151 rue Saint Honoré, 75001- PARIS (“Proparco”) of the Sixth Part;

AND

7.	IFC GIF INVESTMENT COMPANY I, a company established under the laws of Republic of Mauritius, having its principal office at C/o Cim Fund Services Ltd, 33 Edith Cavell Street, Port Louis, Mauritius (“GIF”), of the Seventh Part;

AND

8.	AZURE POWER GLOBAL LIMITED, a company established under the laws of Mauritius, having its principal office at c/o AAA Global Services Ltd, 1st Floor, The Exchange, 18

Cybercity, Ebene, Mauritius (hereinafter referred to as the “Company”, which expression shall mean and include the said company, its executors, assigns and successors – in – interest), of the Eighth Part;

AND

9.	MR. INDERPREET SINGH WADHWA (hereinafter referred to as “IW”), son of Mr. Harkanwal Singh Wadhwa residing at J-57, Third Floor, Saket, New Delhi 110 017, MR. HARKANWAL SINGH WADHWA (hereinafter referred to as “HW”), son of Late Mr. Manohar Singh Wadhwa, residing at C-2324 Ranjit Ave, Amritsar, Punjab, and IW GREEN LLC, a company incorporated under the laws of the United States and having its principal office at 341, Raven Circle, Wyoming, Zip Code 19934, Kent, United States of America (“IW Green”) (IW, HW and IW Green shall hereinafter collectively be referred to as the “Sponsors”, which expression shall mean and include their successors, legal heirs and permitted assigns), of the Ninth Part.

The Company, IFC, GIF, Helion, FC, DEG, Proparco and the Sponsors are individually referred to as “Party” and collectively referred to as the “Parties”.

WHEREAS:

(A)	The Parties have entered into a Shareholders’ Agreement on 22nd July 2015 (“APGL SHA”), in order to define their relationship as shareholders of the Company, as amended by the Amendment to the Shareholders’ Agreement dated 8th February, 2016 execute by the Parties hereto.

(B)	Pursuant to certain discussions between the Parties, Parties are desirous of amending certain terms of the APGL SHA to reflect the renewed commercial understanding among the Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	DEFINITIONS

Unless otherwise defined in this Amendment Agreement, all capitalized terms used but not defined herein shall have the meanings assigned to them in the APGL SHA.

1.2.	Interpretation

Clause 1.2 to Clause 1.12 of the APGL SHA shall apply mutatis mutandis to this Amendment Agreement.

2.	RE-STATEMENT

This Amendment Agreement records the agreed understanding between the Parties, and the amendments and clarifications made by this Amendment Agreement to the APGL SHA are effective on and from 22nd July 2015. The amendments and clarifications made by this Amendment Agreement form an integral part of the APGL SHA, and the APGL SHA shall be read and understood as amended by this Amendment Agreement.

3.	CONTINUING OBLIGATIONS

All the provisions of the APGL SHA shall, save as amended by this Amendment Agreement, continue to be in full force and effect.

4.	AMENDMENTS TO THE SHAREHOLDERS’ AGREEMENT

4.1.	Clause 5.2.4 of the APGL SHA shall be restated and replaced by the following:

“The Parties acknowledge that it is the intention of the Parties to grant stock options to IW for 6,100 (Six Thousand and One Hundred) Equity Shares (“ESOP Entitlement”) pursuant to the above, subject to the following conditions. In the event of occurrence of QIPO before 31st July, 2016, the equity shares of AZI held by Azure Power Inc. and Mr. Satnam Sanghera shall be purchased by the Company and the ESOP Entitlement of IW will be reduced by such number of Equity Shares the value of which at the issue price per Equity Share in the QIPO is equal to the amount paid by the Company for the purchase of equity shares of AZI held by Azure Power Inc. and Mr. Satnam Sanghera. If the QIPO does not complete by 31st July, 2016, then the ESOP entitlement of IW will be reduced by such number of Equity Shares the value of which at the Agreed Price per Equity Share should be equal to the amount paid by the Company for the purchase of equity shares of AZI held by Azure Power Inc., and Mr. Satnam Sanghera.

For the purpose of this clause “Agreed Price” shall mean share price based on a valuation of USD 288,000,000* (converted at an exchange rate of INR 64/ USD) on a Fully Diluted Basis as of 31st July, 2016.

*USD 288,000,000 is arrived at by applying a discount of 20% to the Series H post money valuation of USD 360,000,000 to reflect that the Equity Shares have limited rights or economic protection compared to Series H CCPS.

4.2.	Clause 7.1 of the APGL SHA shall be restated and replaced by the following:

“7.1 The Company shall use its best endeavours, and the Sponsors undertake to cause the Company to make best endeavours to, conduct the QIPO, and to list the Equity Securities of the Company on a Relevant Market, on or prior to 31st July, 2016 (“QIPO Due Date”), or such other date agreed to in writing by the Investors.”

4.3.	Clause 8.3 of the APGL SHA shall be restated and replaced by the following:

“8.3 If the QIPO/IPO does not complete by 31st July, 2016 (“IPO Failure Date”), each of IFC, DEG and Proparco shall have the unconditional right to require the Company by way of a written notice (“Swap Notice”) to buyback all or part of the CCDs and/or Proparco CCPS held by them and as a consideration for such buy back of CCDs and/or Proparco CCPS, transfer to IFC, DEG and/or Proparco CCPS (as the case may be) an equal number of compulsorily convertible debentures and/or compulsorily convertible preference shares of AZI that carry similar rights and preference in AZI (“AZI Securities”) as are carried by CCDs and/or Proparco CCPS in the Company that are being bought back. It is clarified that no additional amounts or consideration (other than tendering their CCDs and/or Proparco CCPS in the buy back by the Company) shall be payable by IFC, DEG and/or Proparco for the purchase of AZI Securities as stated above. It is further clarified that the right under this Clause 8.3 can be exercised by each of IFC, DEG and Proparco individually. On the receipt of the Swap Notice, the Company shall provide a copy to all Investors and Sponsors at the earliest possible, and shall ensure that the process of buy back of CCDs and/or Proparco CCPS and the transfer of AZI Securities as required by this Clause 8.3 is completed within 30 (thirty) days of the receipt of the Swap Notice by the Company.

Notwithstanding the above, each of IFC and DEG shall also have unconditional right to exercise its rights under this Clause 8.3 by delivering a Swap Notice to the Company at any time in case (a) the Parties hereto are not able to agree in writing by 15th May, 2016 on a definitive plan for the buy-back or redemption of DEG CCDs and IFC CCDs to the satisfaction of its holders (“Definitive Plan”), or (b) the Company does not implement the buy-back or redemption of DEG CCDs and IFC CCDs in accordance with the Definitive Plan.

On the transfer of AZI Securities to IFC, DEG and/or Proparco (as the case may be), the Company, Sponsors and other Parties to this Agreement shall ensure that IFC, DEG and/or Proparco are made parties to the AZI Shareholders Agreement, which shall be amended to provide IFC, DEG and/or Proparco with similar rights and preference in AZI as were available to them as holders of AZI Securities pursuant to the Existing AZI SHA. All cost and expenses incurred to give effect to this Clause 8.3 shall be borne by the Company or AZI.

All Parties hereby unconditionally agree to execute such contractual arrangements and support all such decisions and actions, by exercising their respective voting and other rights, to ensure all the necessary, required or requested resolutions of the Board and the Shareholders of the Company, to effect the actions contemplated above.”

4.4.	The first paragraph of Clause 9.1 of the APGL SHA shall be restated and replaced by the following:

“At any time after the expiry of QIPO Due Date, if the Company has not successfully conducted the QIPO, each of the Investors shall have option at its discretion to require the Company to buy back all or part of the Equity Securities held by such Investor in accordance with this Clause 9 (the “Buy Back Option”). In addition to the above, at any time before the expiry of QIPO Due Date, (i) Proparco shall have the right to exercise the Buy Back Option under this Clause 9 in the event of a breach of the terms of Proparco’s policy covenants as specified under Schedule P of this Agreement; (ii) Each of GIF and IFC shall have the right to exercise the Buy Back Option under this Clause 9 in the event of a breach of the terms of IFC Policy Covenants as specified under Schedule K of this Agreement; and (iii) DEG shall have the right to exercise the Buy Back Option under this Clause 9 in the event the Company or any of its Subsidiaries engage in any of the activities as set out in Schedule O of this Agreement. Notwithstanding the above, in case the Parties hereto have not agreed by 15th May, 2016 on a Definitive Plan for the buy-back or redemption of DEG CCDs and IFC CCDs, or the Company does not implement the buy-back or redemption of DEG CCDs and IFC CCDs in accordance with the Definitive Plan, then each of IFC and DEG shall have the right to exercise the Buy Back Option under this Clause 9.”

5.	REPRESENTATION AND WARRANTIES

Each of the Parties hereby severally represents and warrants that:

(a)	It has the power and authority to execute and deliver this Amendment Agreement and is not prohibited from entering into this Amendment Agreement;

(b)	This Amendment Agreement has been duly authorized by it, and upon such execution and delivery, will be a legal, valid and binding obligation enforceable in accordance with its terms; and

(c)	The execution and delivery of this Amendment Agreement by it and the promises, agreements or undertakings of it under this Amendment Agreement does not violate any Applicable Laws or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instruments which it has executed or which are applicable to it.

6.	MISCELLANEOUS

6.1.	The Company and the Sponsors undertake and agree that they shall ensure that any consequent amendments required to the Charter of the Company or any other document to incorporate the amendments made by this Amendment Agreement is carried out within a period of 10 (ten) days from the date of this Amendment Agreement.

6.2.	The provisions of Clause 23 (Governing Law and Arbitration), Clause 24 (Notices) and Clause 25 (Miscellaneous Provisions) of the APGL SHA shall apply mutatis mutandis to this Amendment Agreement, as if set out in this Amendment Agreement in full (except that any reference to “this Agreement” shall be construed as a reference to the “Amendment Agreement”).

(Signature pages follow)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written.

SIGNED AND DELIVERED BY “MR. INDERPREET SINGH WADHWA”

SIGNED AND DELIVERED BY “MR. HARKANWAL SINGH WADHWA”

SIGNED AND DELIVERED BY “AZURE POWER GLOBAL LIMITED” BY THE HAND OF (the Authorised Signatory)

SIGNED AND DELIVERED BY “IW GREEN LLC.” BY THE HAND OF
(the Authorised Signatory)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “HELION VENTURE PARTNERS II, LLC” BY THE HAND OF (the Authorised Signatory)
SIGNED AND DELIVERED BY “HELION VENTURE PARTNERS INDIA II, LLC” BY THE HAND OF (the Authorised Signatory)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “FC VI INDIA VENTURE (MAURITIUS) LTD.” BY THE HAND OF (the Authorised Signatory)

Signature Page to Amendment to the Shareholders Agreement

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “INTERNATIONAL FINANCE CORPORATION” BY THE HAND OF (the Authorised Signatory)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “IFC GIF INVESTMENT COMPANY I” BY THE HAND OF (the Authorised Signatory)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “SOCIÉTÉ DE PROMOTION ET DE PARTICIPATION POUR LA COOPÉRATION ÉCONOMIQUE S.A.” BY THE HAND OF (the Authorised Signatory)

IN WITNESS WHEREOF, the Party mentioned below has entered into this Amendment Agreement the day and year first above written:

SIGNED AND DELIVERED BY “DEG-DEUTSCHE
INVESTITIONS -UND
ENTWICKLUNGSGESELL SCHAFT MBH” BY THE
HAND OF (the Authorised Signatory)

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